UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 8, 2020

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of principal executive offices)	(Zip Code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2021 Applied UV, Inc. (the “Company”), entered into an asset purchase agreement (the “APA”) by and among the Company, SteriLumen, Inc., a New York corporation and wholly-owned subsidiary of the Company (the “Purchaser”), on the one hand, and Akida Holdings LLC, a Florida limited liability company (the “Seller”), and the Seller’s members, Simba Partners, LLC, JJH Holdings, LLC and Fakhruddin Holdings FZC on the other pursuant to which the Purchaser acquired substantially all of the assets of the Seller and assumed certain of its current liabilities and contract obligations, as set forth in the APA (the “Acquisition”). In the Acquisition, the Purchaser acquired all of the Seller’s assets and was assigned of its contacts related to the manufacturer and sale of the Airocide™ system of air purification technologies, originally developed by NASA with assistance from the University of Wisconsin at Madison, that uses a combination of UV-C and a proprietary, titanium dioxide-based photocatalyst that has applications in the hospitality, hotel, healthcare, nursing homes, grocer, wine, commercial buildings, and retail sectors. On February 8, 2021 (the “Closing Date”) the transactions contemplated by the APA were completed.

On the Closing Date, the Seller received, as consideration for the Acquisition, the purchase price consisting of (i) $901,274.96 in cash; and (ii) 1,375,000 shares of the Company’s common stock, par value $0.0001 per share (the “Acquisition Shares”).

Pursuant to the APA, the Seller has given the Company an 18 month right of first refusal to purchase any of the Acquisition Shares proposed to be sold by it or any of its members in excess of 15,000 in any consecutive 5 trading days at a price equal to the average of the closing prices of the Company’s common stock as stated by Nasdaq during the three trading days immediately prior to the date the right of first refusal notice is received by the Purchaser less a discount of five percent (5%).

In connection with the Acquisition, the Purchaser has executed an employment agreement with a key employee of the Seller and a consulting agreement with a manager of the Seller.

The foregoing summary of the APA and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01, the disclosure set forth in Item 1.01 above regarding the acquisition of assets pursuant to the APA is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the disclosure set forth in Item 1.01 above regarding the issuance of shares of the Company’s common stock pursuant to the APA is incorporated by reference to this Item 3.02.

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Item 7.01.  Regulation FD Disclosure.

On February 9, 2021, we issued a press release announcing the acquisition and certain expected financial information regarding the Seller.  A Copy of this press releases is furnished (not filed) as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Akida Holdings LLC’s audited consolidated financial statements for the years ended September 30, 2019 and 2020 are attached hereto as Exhibit 99.1

(b) Pro forma financial information.

The pro forma financial information required by this Item, with respect to the acquisition described in Item 1.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits.

Exhibit Number	Description
2.1	Asset Purchase Agreement, dated as of February 8, 2021, by and among Applied UV, Inc., SteriLumen, Inc., Akida Holdings LLC, and members of Akida Holdings, LLC.*
99.1	Audited Consolidated Financial Statements of Akida Holdings LLC for the fiscal years ended September 30, 2019 and 2020.
99.2	Press release announce the acquisition of the assets of Akida Holdings, LLC

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish to the Securities and Exchange Commission a copy of any omitted schedule and/or exhibit upon request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED UV, INC.

Date: February 11, 2021	By: /s/ Keyoumars Saeed
Name: Keyoumars Saeed
Title: Chief Executive Officer

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